SUB-ITEM 77H

As of April 30, 2015, the following entity owned 25% or more of the voting securities of the Fund:

FUND                                          ENTITY                       PERCENTAGE
MFS Emerging Markets Debt Local Currency Fund MFS Moderate Allocation Fund   39.02%
                                              MFS Growth Allocation Fund     32.46%




As of April 30, 2015, the following entity did not own 25% or more of the voting securities of the Fund:



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|PERSON/ENTITY                           |
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|Massachusetts Financial Services Company|
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